Exhibit 10.67

SALE - PURCHASE CONTRACT FOR
SHARES

Made between:

1.
ROOTLAND TRADING LTD. - a limited liability company organized and existing under the laws of Cyprus, having  its registered office in Cyprus, Nicosia, 3 Themistocle Dervis, CY – 1066, registration number from the Trade Register 82512,  legally represented by Mr. Mark Webster, in his capacity of Seller,

and

2.
CME ROMANIA BV, headquarters in the Netherlands, 89 Birkstraat, Soest, 3768 HD, registered with the Trade Register under no 33289326, duly represented by its Directors Mr. Alphons van Spaendonck and Pan Invest BV, in its capacity of Buyer,

The parties have signed this sale-purchase contract for nominative shares at “MEDIA PRO INTERNATIONAL” SAcompany, legal Romanian person with social headquarters in Bucharest, 25 Pache Protopopescu Blvd, district 2, registered with the Trade Register under no J40/9244/1995, CUI no. 7837921, having a subscribed and paid capital of lei 33,220,000.
The sale-purchase was unanimously approved by the company’s shareholders through the GMS Resolution dated 1 June 2007 which took place at the Company’s headquarters.

The parties agree on the following:

I.           ROOTLAND TRADING LTD sells a number of 166,100 nominative shares, having a total value of lei 1,661,000 equivalent of 4,096,275.86 US dollars, subscribed and fully paid, in cash, in US dollars, having a nominal value of 10 lei/each, numbered from 2,657,599 to 2,823,698 inclusive, representing contribution in cash, representing 5% of the social capital, to the buying shareholder CME ROMANIA BV.

II.           CME ROMANIA BV buys a number of 166,100 nominative shares, having a total value of lei 1,661,000 equivalent of 4,096,275.86 US dollars, subscribed and fully paid, in cash, in US dollars, having a nominal value of 10 lei/each, numbered from 2,657,599 to 2,823,698 inclusive, representing contribution in cash, representing 5% of the social capital, representing 5% of the social capital, from the selling shareholder ROOTLAND TRADING LTD.

III.           The price of the shares is of USD 1,400,000 and will be paid by CME Romania BV, before this sale-purchase is registered and all the changes are made to the Trade Register.

IV.           The property of the sold shares is transmitted from the seller to the buyer when the entire price is paid according to paragraph III, based on the payment made by the seller to the buyer.

V. GUARANTEES

5.1 THE SELLER, through its legal representative, guarantees that:

5.1.1 It has the legal right to sell the shares that are object of this sell-purchase contract, a right that also involves the transfer of the rights and obligations arising from these shares;
5.1.2 It has the capacity to sign this sale-purchase contract;
5.1.3 It is not subjected to any legal decisions that could impede it from signing this contract or that could impede it from fulfilling the obligations arising from this contract;
5.1.4 It has obtained all legal approvals for the sell of these shares;
5.1.5 It will exercise this contract with good faith and will fulfill all the obligations arising from it.

5.2 THE BUYER, through its legal representative, guarantees that:

5.2.1 It has the capacity to sign this sale-purchase contract;
5.2.2 It is not subjected to any legal decisions that could impede it from signing this contract or that could impede it from fulfilling the obligations arising from this contract;
5.2.3 It has obtained all legal approvals for the purchase of these shares and for the payment of the price;
5.2.4 It will exercise this contract with good faith and will fulfill all the obligations arising from it.

This sell-purchase contract was drawn up and signed in 4 original copies, on 1 June 2007.

SELLER	BUYER
ROOTLAND TRADING LTD	CME ROMANIA BV
Through Alphons van Spaendonck

/s/ Mark Webster	/s/ Alphons van Spaendonck

/s/ Henk van Wijlen
and Pan Invest BV